Exhibit 99.4

Cablevision Systems Corporation

	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions Write-Offs	Balance at End of Period
Year Ended December 31, 2004
Allowance for doubtful accounts	$24,729	$47,106	$768	$(56,291)	$16,312

Year Ended December 31, 2003
Allowance for doubtful accounts	$47,459	$60,264	$(7,841)	$(75,153)	$24,729

Year Ended December 31, 2002
Allowance for doubtful accounts	$28,595	$83,312	$2,231	$(66,679)	$47,459

CSC Holdings, Inc.

	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions Write-Offs	Balance at End of Period
Year Ended December 31, 2004
Allowance for doubtful accounts	$24,729	$47,106	$768	$(56,291)	$16,312

Year Ended December 31, 2003
Allowance for doubtful accounts	$47,459	$60,264	$(7,841)	$(75,153)	$24,729

Year Ended December 31, 2002
Allowance for doubtful accounts	$28,595	$83,312	$2,231	$(66,679)	$47,459

Certain amounts in prior years have been reclassified to conform to the current year presentation and for the transactions described in Note 23 to the consolidated financial statements.

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-86789 and 333-71965) filed on Forms S-3 and in the registration statements (Nos. 33-05987, 33-19409, 33-36282, 333-41349, 333-79485, 333-57924, 333-36282-99, 333-41349-99, and 333-57922) filed on Forms S-8 of Cablevision Systems Corporation of our report dated March 16, 2005, except for Note 23, which is as of June 3, 2005, with respect to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the years in the three-year period ended December 31, 2004,  the related financial statement schedule for each of the years in the three-year period ended December 31, 2004, and our report dated March 16, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the June 3, 2005 combined report on Form 8-K of Cablevision Systems Corporation and CSC Holdings, Inc.

Our report dated March 16, 2005, except for Note 23, which is as of June 3, 2005, refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in the year ended December 31, 2003.

/s/ KPMG LLP

Melville, New York
June 3, 2005